UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2019 (January 4, 2019)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On December 16, 2018, Aaron Serruya, a director of Cool Holdings, Inc. (the “Company”) resigned as a member of the board of directors (the “Board”). Mr. Serruya’s resignation was due to other time commitments and not the result of a disagreement regarding the Company’s operations, policies or procedures.  On December 31, 2018, Andrew DeFrancesco, also resigned as a member of the Board.  Mr. DeFrancesco’s resignation was due to other obligations and not the result of a disagreement regarding the Company’s operations, policies or procedures.

Both Mr. Serruya and Mr. DeFrancesco were members of the Company's Audit and Compensation Committees at the time of their respective resignations. These resignations reduced the number of directors currently serving on both the Company's Audit and Compensation Committees to one.  NASDAQ Listing Rule 5605(c)(2)(A) of The NASDAQ Stock Market LLC (“Nasdaq”) requires that the Audit Committee of a Nasdaq-listed company have at least three members, each meeting independence and certain other criteria.  Listing rule 5605(d)(2) requires that the Compensation Committee have at least two independent members.  The resignations rendered the Company noncompliant with both these rules.  The Company advised Nasdaq of the resignations of Mssrs. Serruya and DeFrancesco on December 19, 2018 and January 2, 2019, respectively.

On January 4, 2019, Nasdaq issued a letter to the Company indicating that the resignation of Mr. DeFrancesco had resulted in more than one vacancy on the Company’s Board and audit committee, and consequently the Company was no longer eligible for the cure period prescribed in Listing Rules 5605(b)(1)(A) and 5605(c)(4) granted to it on December 26, 2018.  As a consequence, the Company is required to submit to Nasdaq a plan of compliance no later than February 18, 2019.  If the Company’s plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days until July 3, 2019 to evidence compliance.  If Nasdaq does not accept the Company’s plan, the Company may appeal the decision to a Hearings Panel.

On January 4, 2019, Nasdaq issued a second letter to the Company confirming its noncompliance with the Compensation Committee composition Listing Rule 5605 and announcing that, consistent with Listing Rule 5605(d)(2), it would provide the Company a cure period in order to regain compliance as follows: (1) until the earlier of the Company’s next annual shareholders’ meeting or December 31, 2019; or (2) if the next annual shareholders’ meeting is held before July 1, 2019, then the Company must evidence compliance no later than July 1, 2019.

The Company expects to regain compliance with the Nasdaq Listing Rules by filling the Board and Audit and Compensation Committee vacancies on a timely basis with two new independent directors who satisfy the applicable requirements of the Nasdaq Listing Rules.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	January 7, 2019	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer